SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

SOUTHERN INVESTORS SERVICE COMPANY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SOUTHERN INVESTORS SERVICE COMPANY, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 10, 2004

To the Stockholders of

    Southern Investors Service Company, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of Southern Investors Service Company, Inc., a Delaware corporation (Company), will be held in the board room of the Company’s corporate offices, 2727 North Loop West, Suite 200, Houston, Texas 77008, on Thursday, June 10, 2004 at 10:00 a.m., Houston time, for the following purposes:

(a)	To elect three directors to serve until the next annual meeting of stockholders or until their respective successors shall be elected and qualified;

(b)	To ratify the appointment of Weinstein Spira & Company as our independent auditors for the fiscal year ending December 31, 2004; and

(c)	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only holders of Company Common Stock, $1.00 par value, of record on May 13, 2004 are entitled to notice of and to vote at the meeting or any adjournment thereof.

By Order of the Board of Directors,

WALTER M. MISCHER

Chairman of the Board and

Chief Executive Officer

Houston, Texas

May 19, 2004

IMPORTANT

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE PROMPTLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING. THIS PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

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SOUTHERN INVESTORS SERVICE COMPANY, INC.

2727 North Loop West

Suite 200

Houston, Texas 77008

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished to the stockholders of Southern Investors Service Company, Inc. (Company), in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Stockholders to be held on June 10, 2004 (Meeting). It is anticipated that proxy solicitation materials will be first mailed to stockholders on May 19, 2004. Proxies in the form enclosed, properly executed by stockholders and returned to the Company, which are not revoked, will be voted at the Meeting. Proxies will be voted in accordance with the directions specified thereon, and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which voting instructions are not specified will be voted FOR the nominees for the office of director named herein and FOR the ratification of the independent auditor named herein. A proxy may be revoked by giving written notice of such revocation to the Secretary of the Company at any time before such proxy is voted at the Meeting.

The Annual Report to Stockholders with respect to the Company’s fiscal year ended December 31, 2003 (Annual Report) is being mailed to stockholders contemporaneously with the proxy solicitation materials. The Annual Report does not form a part of the material for the solicitation of proxies.

OUTSTANDING CAPITAL STOCK

The record date for determining the stockholders of the Company entitled to notice of and to vote at the Meeting is the close of business on May 13, 2004. At the close of business on that date, the Company had issued and outstanding and entitled to vote at the Meeting 3,168,929 shares of Company common stock, $1.00 par value (Common Stock).

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QUORUM AND VOTING

The presence, in person or by proxy, of the holders of a majority of the 3,168,929 shares of Common Stock outstanding is necessary to constitute a quorum at the Meeting. In accordance with Delaware law and the Company’s charter and bylaws, each qualifying share of Common Stock is entitled to one vote on each matter to be acted upon at the Meeting. In establishing the presence of a quorum, abstentions and broker non-votes will be included in the determination of the number of shares represented at the Meeting. Abstentions will have the same effect as a vote against a proposal; broker non-votes, however, are not included in the tally of votes cast and will not affect the outcome of a proposal.

PRINCIPAL SECURITY HOLDERS

To the best knowledge of the Company, the following table sets forth all persons beneficially owning more than 5% of the Common Stock at May 13, 2004. Unless otherwise indicated, each of the following persons may be deemed to have sole voting and dispositive power with respect to such shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Walter M. Mischer 2727 North Loop West, Suite 200 Houston, Texas 77008	915,240	(a)	28.88%

FCLT Loans, L.P. 1021 Main St., Suite 250 Houston, Texas 77002	805,156		25.41%

John D. Weil 200 North Broadway, Suite 825 St. Louis, Missouri 63102	335,695	(b)	10.59%

Texas Commerce Bank National Association P. O. Box 2558 Houston, Texas 77252	307,549		9.71%

(a)	The number of shares of the Common Stock set forth as being beneficially owned by Mr. Mischer includes 2,250 shares of Common Stock that Mr. Mischer holds as custodian for his grandchildren.
(b)	The number of shares of Common Stock set forth as being beneficially owned by Mr. Weil includes 308,695 shares of Common Stock held by Mr. Weil and 27,000 shares of Common Stock held by trusts of which Mr. Weil is the trustee.

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NOMINEES FOR DIRECTORS

Each of the following persons is currently a member of the Board of Directors and is a nominee for election as a director. Directors will be elected by the majority vote of the shares of Common Stock represented at the Meeting and entitled to vote. The term of office for which the following persons are nominated will expire at the next annual meeting of stockholders of the Company or when their respective successors shall have been duly elected and shall have been qualified. Should any nominee for the office of director named herein become unable or unwilling to accept nomination or election, the person or persons acting under the proxies will vote for the election in his stead of such other persons as the Board of Directors may recommend. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve if elected to office and, to the knowledge of management, the nominees intend to serve the entire term for which election is sought.

Unless otherwise noted, the information provided in the column below captioned “Principal Occupation” and in the footnotes to the table indicates the principal occupation and employment of each nominee during the past five years and the name and principal business of any corporation or other organization in which such occupation or employment was carried on.

Nominees for Director	Age	Principal Occupation	Director of the Company Since
Walter M. Mischer (a)(b)(c)(d)(f)	81	Mr. Mischer is involved in managing his personal investments. He also serves as Chairman of the Board and Chief Executive Officer, Southern Investors Service Company, Inc., Houston, Texas.	1955

Walter M. Mischer, Jr. (b)(e)(f)	53	Mr. Mischer, Jr. is involved in managing his personal investments. He also serves as President and Chief Operating Officer, Southern Investors Service Company, Inc., Houston, Texas.	1976

Eric M. Schumann (c)(d)(f)	53	Mr. Schumann serves as chief financial officer for various companies affiliated with Mr. Mischer and Mr. Mischer, Jr. He also serves as Senior Vice President - Finance, Southern Investors Service Company, Inc., Houston, Texas.	2001

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(a)	As a result of Mr. Mischer’s ownership of the shares of Common Stock as described in “Principal Security Holders” above, Mr. Mischer may be deemed to be a control person of the Company for reasons other than his position as a director of the Company. Mr. Mischer is the father of Walter M. Mischer, Jr.
(b)	Member of Executive Committee.
(c)	Member of Audit Committee.
(d)	Member of Compensation Committee.
(e)	Mr. Mischer, Jr. is the son of Walter M. Mischer.
(f)	Mr. Mischer, Mr. Mischer, Jr. and Mr. Schumann have also been employed by Wheatstone Investments, L.P., a real estate investment company affiliated with Mr. Mischer and Mr. Mischer, Jr., since January 1, 1999.

The Board of Directors recommends a vote FOR each of the nominees for director.

The following table sets forth certain information concerning the ownership of shares of Common Stock by the nominees for director, the executive officers named in the table set forth herein under the heading “Executive Officers” and by all directors, nominees and executive officers of the Company as a group:

Securities Owned Beneficially by Management at May 13, 2004

Director or Nominee	Amount and Nature of Beneficial Owner(a)		Percent of Class
Walter M. Mischer	915,240	(b)	28.9%
Walter M. Mischer, Jr.	19,044	(c)(d)	(e )
Eric M. Schumann	—		—
All directors and executive officers as a group	934,284		29.5%

(a)	Except as otherwise described herein, each nominee may be deemed to have sole voting and dispositive power with respect to his shares.
(b)	Includes 2,250 shares held by Mr. Mischer as custodian for his grandchildren.
(c)	Includes 50 shares held by Mr. Mischer, Jr. as custodian, and 800 shares held by trusts of which Mr. Mischer, Jr. serves as co-trustee and as to which he shares voting and dispositive power.
(d)	Does not include 120,548 shares of Common Stock held by the Walter M. Mischer, Jr. 1972 Trust. Mr. Mischer, Jr. is the sole beneficiary of such trust, but does not exercise any voting or dispositive power with respect to any securities held by such trust.
(e)	Less than 1%.

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The Board of Directors held one meeting during 2003 and each of the directors attended. Committees of the Board of Directors include the Executive Committee, the Audit Committee and the Compensation Committee. The directors do not receive any compensation for their service as directors or committee members. The Company does not have a formal policy with regard to directors’ attendance at annual meetings of stockholders. All directors attended the annual meeting of stockholders held in 2003. Stockholders who wish to send communications to the board of directors or any individual director may send such communications in writing addressed to such director or directors at 2727 North Loop West, Suite 200, Houston, Texas 77008.

The Board of Directors does not have a nominating committee or other committees performing similar functions. In the opinion of the Board of Directors, it is appropriate for the Company not to have a nominating committee because it is appropriate for the Company’s Board of Directors as a whole to consider director nominees. None of the directors, all of whom participate in the consideration of nominees, are independent as defined in the listing standards of the Nasdaq Stock Market.

The board of directors will consider director candidates recommended by stockholders. Stockholders who wish to recommend director candidates for the 2005 annual meeting of stockholders may submit such recommendations in writing addressed to the Company’s Secretary at 2727 North Loop West, Suite 200, Houston, Texas 77008 by December 31, 2004. The board of directors has not adopted specific formal criteria for director nominees and instead evaluates nominees on a case-by-case basis. There are no differences in the manner in which the board evaluates nominees for director based on whether the nominee is recommended by a stockholder. The board identifies nominees from the Company’s current directors. The Company has not paid any fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees.

The Audit Committee, which was established in May 1979, did not hold any meetings in 2003; however, the members thereof communicated informally from time to time in 2003. No members of the Audit Committee are “independent” as defined in the listing standards of the Nasdaq Stock Market. In addition, the Board of Directors has determined that at least one member of the Audit Committee, Eric Schumann, is an audit committee financial expert. The Audit Committee’s function is to recommend an independent auditor for each ensuing year and to review financial statements, audit results, the scope of audit procedures and the auditors’ evaluation of internal controls. The Audit Committee has not adopted a written charter.

The Executive Committee did not hold any meetings during 2003; however, the members thereof communicated informally from time to time in 2003. The Executive Committee’s principal function is to provide for effective direction and management of the Company’s business.

The Compensation Committee, which was established in January 1982, did not hold any meetings during 2003; however, the members thereof communicated informally from time to time in 2003. The Compensation Committee’s principal function is to administer the Company’s Key Employee Equity Participation Incentive Plan.

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The nominees do not hold any directorships in companies which have a class of securities registered pursuant to the requirements of the Securities Exchange Act of 1934.

EXECUTIVE OFFICERS

The following persons are currently the executive officers of the Company. The term of office for which the following persons are to be elected for fiscal year 2004 will expire at the first Board of Directors meeting following the 2005 Annual Meeting of Stockholders of the Company or when their respective successors shall have been duly elected and shall have qualified.

Name	Age	Office	Served in Such Capacity Since
Walter M. Mischer	81	Chairman of the Board Chief Executive Officer	1969 1976

Walter M. Mischer, Jr.	53	President Chief Operating Officer	1981 1981

Eric M. Schumann	53	Senior Vice President-Finance	1992

EXECUTIVE COMPENSATION

Compensation

The Company did not pay any compensation to Walter M. Mischer, the Chief Executive Officer, in 2003, 2002 or in 2001. No other executive officer of the Company received aggregate direct remuneration from the Company and its subsidiaries in excess of $100,000 during the 2003, 2002 and 2001 fiscal years. The Company has no stock option, retirement or pension plans.

Certain Transactions

The 1982 Partnership

In 1982 the Board of Directors instituted a Key Employee Equity Participation Incentive Plan (Incentive Plan) designed to provide incentive compensation for certain key employees of Mischer Development, Inc. (MDI), the Company’s former wholly owned subsidiary engaged in developing and managing office buildings. To implement the Incentive Plan, the Compensation Committee of the Board of Directors allocated to the participating employees, in the aggregate, a 4.58% interest in a limited partnership formed in January 1982 (1982 Partnership). Their interests in the 1982 Partnership are as follows: Walter M. Mischer, Jr., President, Chief Operating Officer, and director — 1.67%; C. Ronald Blankenship — 1.67%; George Ruhlen — 0.83%; and Robert E. McDonald — 0.41%. The limited partners made capital contributions to the 1982 Partnership at the time of its formation. The 1982 Partnership owns a 20% equity

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interest in a ten-story office building in Houston, Texas completed in 1983. As of the date of this Proxy Statement, the value, if any, ultimately realizable from a limited partner’s interest in the 1982 Partnership is not ascertainable.

Other Transactions

The Company has no paid employees, and during 2000 entered into an oral management agreement with a company affiliated with Walter M. Mischer to provide accounting and other administrative services and related office facilities and supplies. These services are provided for a fee of $1,000 per month and totaled $12,000 for each of 2003, 2002 and 2001.

During 1993, in connection with the restructure of the Company’s debentures, the Company issued $3,440,000 in unsecured promissory notes to certain directors, stockholders and affiliates, including notes to Mr. Mischer, Mr. Mischer, Jr., John D. Weil and John W. Storms, Trustee, in the aggregate principal amount of $2,995,000 to consolidate amounts due for the debentures held by them and accrued and unpaid interest. These notes bear interest at 6% compounded annually and were due October 2, 1996. No payments have been made on these notes to date.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers, directors and persons who beneficially own more than ten percent of a registered class of the Company’s securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Based solely upon a review of copies of reports filed with the SEC and written representations from certain of the Company’s directors and executive officers that no other reports were required, the Company notes that all forms required to be filed during fiscal 2003 under Section 16(a) were timely filed.

STOCKHOLDER PROPOSALS

Stockholders of record desiring to present an appropriate resolution at the 2005 Annual Meeting of Stockholders must furnish the proposed resolution to the Company no later than January 19, 2005 for inclusion in the Company’s proxy statement and form of proxy relating to such meeting. Furthermore, a stockholder proposal may be considered untimely if the Company has not received notice of the proposal at least 45 days prior to the mailing of the proxy statement. In order to avoid controversy as to the date on which any such proposal is received by the Company, it is suggested that stockholders submit their proposals by Certified Mail-Return Receipt Requested.

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RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors has appointed Weinstein Spira & Company, independent public accountants, to audit the financial statements of the Company and its consolidated subsidiaries for the year ending December 31, 2004, and unless otherwise directed, each proxy will be voted to ratify such appointment. Representatives of Weinstein Spira & Company will be present at the Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR ratification of such appointment.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The Company dismissed Arthur Andersen LLP (“Andersen”) as the Company’s independent auditor, upon the unanimous recommendation of the Company’s Audit Committee and the unanimous approval of its Board of Directors on August 12, 2002.

Andersen’s audit report on the consolidated financial statements of the Company and its subsidiaries for the year ended December 31, 2001 contained the following paragraphs reporting that substantial doubt existed as to the Company’s ability to continue as a going concern:

The Company’s cash flow from operations has not been adequate to meet the Company’s obligations for the past several years. As of December 31, 2001, the Company had sold substantially all of its operating assets and continues to have a deficit in stockholders’ equity. As described in Note 1 to the financial statements, even though the Company has restructured certain indebtedness in the last several years and sold substantially all of its operating assets, it continues to be delinquent on $4,831,000 of debt. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Also as described in Note 1 to the financial statements, on March 26, 2002, the Board of Directors of the Company determined that the best alternative to settle the Company’s existing debt was to file a voluntary petition for relief under the bankruptcy laws. The Company currently anticipates filing a plan of liquidation during 2002.

The accompanying financial statements have been prepared using the historical cost basis of accounting. Management of the Company believes the historical cost basis of accounting states assets at approximately their liquidation values and states the Company’s liabilities at their historical amounts. It is not presently determinable what amounts the creditors will agree to accept in settlement of the obligations due them. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Other than as set forth above, Andersen’s audit reports on the Company’s financial statements for the fiscal year ended December 31, 2001 did not contain an adverse opinion or disclaimer of opinion, and were not modified as to uncertainty, audit scope, or accounting principles.

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In connection with the audit of the year ended December 31, 2001 and during the interim period from January 1, 2002 up to and including August 12, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with Andersen’s report.

Effective as of August 12, 2002, Weinstein Spira & Company, PC was approved by the Company’s Audit Committee and Board of Directors as the Company’s new independent auditors. Prior to such date management of the Company had not previously consulted with Weinstein Spira & Company, PC concerning any accounting, auditing or reporting matter.

In accordance with Item 304(a)(3) of Regulation S-B, the Company requested Andersen to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in the Form 8-K referenced above. A representative of Andersen informed the Company that Andersen was no longer furnishing such letters, and therefore, pursuant to Item 304T of Regulation S-B, no such letter was filed with such Form 8-K.

Fees

Andersen and Weinstein billed the Company the following fees for the fiscal years ended December 31, 2002 and 2003:

Audit Fees

Fees billed to the Company by Andersen during the Company’s 2002 fiscal year for professional services rendered in connection with Andersen’s review and audit of the Company’s annual financial statements for the year ended December 31, 2001 and Andersen’s review of the financial statements included in the Company’s quarterly report on Form 10-QSB for the quarter ended March 31, 2002 totaled $15,000.

Fees billed to the Company by Weinstein for the Company’s 2002 and 2003 fiscal years for professional services rendered in connection with Weinstein’s review of the financial statements included in the Company’s quarterly reports on Form 10-QSB for the quarter ended June 30, 2002 and for subsequent quarterly reports. Weinstein’s review and audit of the Company’s annual financial statements for the years ended December 31, 2002 and 2003 totaled $12,000 and $16,000, respectively.

Audit-Related Fees

The Company did not engage Andersen or Weinstein to provide any assurance and related services reasonably related to the performance of the audit or review of the Company’s financial statements but were not Audit Fees during the fiscal years ended December 31, 2002 and 2003.

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Tax Fees

The Company did not engage Andersen or Weinstein to provide any tax compliance, tax advice or tax planning services during the fiscal years ended December 31, 2002 and 2003.

All Other Fees

Weinstein billed the Company $2,000 for worked performed during 2002 in connection with the Company’s Chapter 11 plans. The Company did not engage Andersen or Weinstein to provide any other services other than those disclosed above during the fiscal years ended December 31, 2002 and 2003.

Pre-Approval

The engagement of the accountants to render the services described above were approved by the Audit Committee before the accountants were engaged by the Company. The Audit Committee has not adopted pre-approval policies and procedures as described in Rule 2-01(c)(7)(i)(B) of Regulation S-X.

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REPORT OF THE AUDIT COMMITTEE

In connection with the December 31, 2003 financial statements of the Company, the Audit Committee: (i) reviewed and discussed the audited financial statements with management, (ii) discussed with the independent auditor the matters required by Statement on Accounting Standards No. 61, as amended and (iii) received the written disclosures and letter from the independent auditor required by Independence Standards Board Standard No. 1 and discussed with the independent auditor the independent auditor’s independence. Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.

AUDIT COMMITTEE

Walter M. Mischer

Eric M. Schumann

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OTHER MATTERS

The enclosed proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company. In addition to solicitation by mail, certain officers and employees may solicit the return of proxies by telephone, telegram or personal interview. The Company has requested brokers, custodians, nominees and other record holders to forward copies of the proxies and soliciting material to persons for whom they hold shares of the Company and will reimburse such holders for their charges or expenses.

The Board of Directors has no information that any matters other than those referred to in this Proxy Statement will be brought before the Meeting. If, however, other matters do come before the Meeting, the proxy confers discretionary authority on the persons named in the proxy to vote it in accordance with the recommendations of management.

By Order of the Board of Directors,

WALTER M. MISCHER

Chairman of the Board and

Chief Executive Officer

Houston, Texas

May 19, 2004

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND THE EXHIBITS THERETO. WRITTEN REQUESTS FOR COPIES OF THE REPORT SHOULD BE DIRECTED TO THE ATTENTION OF SECRETARY, SOUTHERN INVESTORS SERVICE COMPANY, INC., 2727 NORTH LOOP WEST, SUITE 200, HOUSTON, TEXAS 77008.

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SOUTHERN INVESTORS SERVICE COMPANY, INC.

2727 North Loop West, Suite 200, Houston, Texas 77008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby revokes any proxy or proxies heretofore given and appoints Walter M. Mischer and Walter M. Mischer, Jr., or either of them, the attorneys and proxies of the undersigned, each with full power of substitution, to represent and to vote on behalf of the undersigned at the Annual Meeting of Stockholders of Southern Investors Service Company, Inc., to be held in the board room of Southern Investors Service Company, Inc., 2727 North Loop West, Suite 200, Houston, Texas on June 10, 2004 at 10:00 a.m., Houston time, and at any adjournment of said meeting, all of the shares of Common Stock in the name of the undersigned or which the undersigned may be entitled to vote.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ANY ITEM, THIS PROXY WILL BE VOTED IN FAVOR OF SUCH PROPOSAL.

(Continued, and to be signed and dated, on reverse side)

☒	Please mark your votes as this

______________

COMMON

1. ELECTION OF DIRECTORS FOR all nominees listed at right (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed to the right	Walter M. Mischer, Walter M. Mischer, Jr. and Eric M. Schumann (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)	2. PROPOSAL TO RATIFY THE APOINTMENT OF WEINSTEIN SPIRA & COMPANY, as independent auditors for the Company for the calendar year ending December 31, 2004.

			FOR	AGAINST	ABSTAIN
☐	☐	_____________________	☐	☐	☐

3. FOR THE TRANSACTION OF SUCH OTHER BUSINESS as may be properly brought before the meeting.	Signatures should agree with name of stock certificate as shown hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

Dated: , 2004

(Stockholder’s Signature)

(Stockholder’s Signature)